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                                                                    Exhibit 5.1



                              September 15, 1997


American Industrial Properties REIT
6210 North Beltline, Suite 170
Irving, Texas 75063-2656

   Re: American Industrial Properties REIT/Registration Statement on Form S-4

Gentlemen:

         We have acted as securities counsel to American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), in connection with the execution, delivery and performance of those certain Agreements and Plans of Merger (collectively, the "Merger Agreement"),each dated as of June 30, 1997 and amended as of July 31, 1997, by and between the Trust and each of USAA Real Estate Income Investments I, A California Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (collectively, the "RELPS"), and in connection with the offering and issuance to the Limited Partners of each of the RELPS of common shares of beneficial interest of the Trust, par value $.10 per share (the "Trust Common Shares") and the registration under the Securities Act of 1933, as amended, of the Trust Common Shares to be issued pursuant to the Merger Agreement by means of the Registration Statement on Form S-4 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Third Amended and Restated Declaration of Trust of the Company and the Bylaws of the Trust, as amended to date, (b) minutes of the proceedings of the Board of Trust Managers of the Trust, (c) the Merger Agreement, and (d) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of
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American Industrial Properties REIT
September 15, 1997
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the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Trust or representatives or officers thereof.

         The opinions set forth herein are subject to the qualification that we are admitted to practice law in the State of Texas and we express no opinion as to laws other than the law of the State of Texas and the federal law of the United States of America.

         Based upon the foregoing, and subject to the assumption, qualifications and limitations hereinabove and hereinafter stated, it is our opinion that the Trust Common Shares have been duly authorized and, assuming
(a) that the Registration Statement shall have been declared effective by the Commission, (b) the Company and the RELPS shall have either satisfied all conditions to consummating the Merger pursuant to the Merger Agreement or such conditions shall have been lawfully waived, and (c) the Trust Common Shares issuable upon consummation of the Merger shall have been issued and delivered to the Limited Partners of each of the RELPS in accordance with the Merger Agreement, we are of the opinion that the Trust Common Shares, when issued, shall be validly issued, fully paid and nonassessable.

         This opinion is rendered as of the date hereof, and we undertake no, and disclaim any, obligation to advise you of any change in or any new development that might affect any matters or opinions set forth herein.

         We consent to the reference to our Firm under the heading "Legal Opinions" in the Joint Proxy Statement/Prospectus included in the Registration Statement, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,



                                    LIDDELL, SAPP, ZIVLEY, HILL & LaBOON, L.L.P.